Equity Transfer Agreement

I. Basic Information

Date of Execution: 10 December 2025

Place of Execution: Vegetable Building, Haoyuan Road, Shouguang City, Shandong Province, PRC

Transferor (Party A):

Legal Name: Shouguang City Haoyuan Chemical Company Limited

Unified Social Credit Code:

Registered Address:

Legal Representative:

Contact Details:

Transferee (Party B):

Legal Name: Shandong Rongyuan Pharmaceutical Co., Ltd.

Unified Social Credit Code:

Registered Address:

Legal Representative:

Contact Details:

Target Company (Party C):

Enterprise Name: Shouguang Yuxin Chemical Industry Co., Limited

Unified Social Credit Code:

Registered Address:

Enterprise Type: Limited Liability Company (Wholly Foreign-Owned Enterprise)

Registered Capital: RMB 260.99 million (fully paid in)

II. Recitals

1.	The Target Company is a limited liability company (wholly foreign-owned enterprise) duly incorporated under the laws of the People’s Republic of China. Party A is the sole lawful shareholder of the Target Company, holding 100% of its equity.
2.	Party A has completed all necessary internal decision-making procedures (board resolution, attached hereto) and agrees to transfer all of its equity interest in the Target Company.
3.	Party B is legally qualified to acquire the equity, has conducted adequate due diligence on the Target Company, and agrees to acquire the equity in accordance with the terms and conditions of this Agreement.

III. Subject of the Transfer

3.1 Party A agrees to transfer to Party B 100% of the equity in the Target Company (corresponding to a capital contribution of RMB 260.99 million, together with all shareholder rights and interests attached thereto).

3.2 The equity to be transferred is free and clear of any defects in title and has not been pledged, mortgaged, seized, frozen or otherwise encumbered, and is not subject to any litigation or arbitration.

3.3 The scope of the transfer includes all shareholder rights and interests attached to the equity, including but not limited to ownership of assets corresponding to the equity, operating rights, rights to dividends, and voting rights.

IV. Transfer Price and Payment Terms

4.1 Total Transfer Price: RMB 21.228 million (in words: Renminbi Twenty-One Million Two Hundred Twenty-Eight Thousand Yuan Only). This price is determined by mutual agreement of the Parties based on the valuation report.

4.2 Payment Method (Instalments):
The equity transfer price shall be paid in four instalments:

  First Instalment – 20% of the total price:

Amount: RMB 4.2456 million (in words: Renminbi Four Million Two Hundred Forty-Five Thousand Six Hundred Yuan Only); Party B shall pay RMB 2 million within five (5) days from the date of execution of this Agreement; and Party B shall pay the remaining RMB 2.2456 million within five (5) days from the date of the completion of the industrial and commercial change registration of the Target Company.

  Second Instalment – 20% of the total price:

Amount: RMB 4.2456 million (in words: Renminbi Four Million Two Hundred Forty-Five Thousand Six Hundred Yuan Only); Party B shall pay this entire amount to the bank account designated by Party A on or before 31 December 2026, i.e., within one year after completion of the industrial and commercial change registration.

  Third Instalment – 30% of the total price:

Amount: RMB 6.3684 million (in words: Renminbi Six Million Three Hundred Sixty-Eight Thousand Four Hundred Yuan Only); Party B shall pay this entire amount to the bank account designated by Party A on or before 31 December 2027.

  Fourth Instalment – 30% of the total price:

Amount: RMB 6.3684 million (in words: Renminbi Six Million Three Hundred Sixty-Eight Thousand Four Hundred Yuan Only); Party B shall pay this entire amount to the bank account designated by Party A on or before 31 December 2028.

4.3 Party A’s Receiving Account:

Bank:

Account Name:

Account Number:

V. Closing and Change Registration

5.1 Closing Date: The date on which the administration for market regulation (AMR) completes the industrial and commercial registration of change for the Target Company (showing Party B as shareholder).

5.2 Obligations of Party A:

Provide the business license (original and duplicate) of the Target Company, its Articles of Association, and Party A’s internal corporate approval documents (board resolution);

Assist Party B in handling procedures for industrial and commercial change registration, tax registration changes, bank account information updates and other related formalities; and

On the Closing Date, deliver to Party B the company chops (seals), financial books, asset lists and all other operating and corporate records of the Target Company.

5.3 Obligations of Party B:

Provide identity and corporate documents and other materials required for the industrial and commercial registration of the equity transfer; and

Bear the fees related to the industrial and commercial change registration (unless otherwise agreed by the Parties).

5.4 Completion of Registration:
Completion of registration shall mean that the competent market supervision and administration authority issues a “Notice of Approval of Change Registration”, and the shareholder register of the Target Company records Party B as the sole shareholder.

VI. Representations and Warranties

Party A represents and warrants that:

1.	It is the sole lawful shareholder of the Target Company, has completed all necessary internal decision-making procedures, and has full right and authority to transfer the equity.
2.	The Target Company has no undisclosed material debts, guarantees, lawsuits, administrative penalties or other potential material risks.
3.	The financial statements, asset lists and other materials provided to Party B are true, accurate and complete, and contain no false or misleading statements or material omissions.

Party B represents and warrants that:

1.	It is a legal person duly existing with full civil capacity, and has completed its internal decision-making procedures for accepting the equity transfer.
2.	It will pay the transfer price in full and on time in accordance with this Agreement.
3.	After acquiring the equity, it will comply with the Articles of Association of the Target Company and all applicable laws and regulations, and will operate the Target Company lawfully.

VII. Transitional Arrangements

(From the execution date of this Agreement until the Closing Date)

7.1 Party A shall not dispose of any material assets of the Target Company, provide guarantees to third parties on behalf of the Target Company, or amend the Articles of Association of the Target Company.

7.2 During the transitional period, any profits or losses generated by the Target Company shall be enjoyed or borne by Party B in proportion to 100% of the equity.

7.3 Party A shall provide Party B with a written report on the Target Company’s operating conditions and financial data on a monthly basis.

VIII. Liability for Breach of Contract

8.1 Delay in Payment by Party B:
For each day of delay in payment, Party B shall pay liquidated damages at the rate of 0.05% of the unpaid amount. If the delay exceeds thirty (30) days, Party A shall be entitled to terminate this Agreement and retain all transfer price amounts already received.

8.2 Breach by Party A (including but not limited to defects in the equity or failure to cooperate with change registration):

Party B shall be entitled to terminate this Agreement; Party A shall return all amounts already paid by Party B and pay liquidated damages equal to 5% of the total transfer price. Party A shall compensate Party B for its actual losses (including but not limited to lawyers’ fees, valuation fees, travel expenses, etc.).

8.3 If any Party breaches its representations and warranties, such Party shall compensate the non-breaching Party for all direct and indirect losses incurred.

IX. Confidentiality

9.1 Both Parties shall keep confidential the contents of this Agreement, as well as the Target Company’s financial information, operating data and other business secrets.

9.2 The confidentiality obligations shall be effective for one (1) year from the effective date of this Agreement and shall continue to apply even if this Agreement is terminated.

X. Dispute Resolution

Any dispute arising out of or in connection with the performance of this Agreement shall first be resolved through friendly consultation between the Parties. If no settlement can be reached, either Party may submit the dispute to the People’s Court with jurisdiction at the place of execution of this Agreement for litigation.

XI. Miscellaneous

11.1 This Agreement shall take effect upon being signed or chopped (sealed) by both Parties. It is executed in quadruplicate. Party A and Party B shall each hold one copy; the Target Company shall retain one for its records; and one copy shall be submitted to the relevant industrial and commercial registration authority.

11.2 Any matters not covered herein may be set out in a supplementary agreement. Any such supplementary agreement shall have the same legal effect as this Agreement.

11.3 The annexes to this Agreement form an integral part hereof and shall have the same legal effect as this Agreement.

Annex List

1.	Copy of the Target Company’s Business License

2.	Internal decision-making documents of Party A (board resolution)

3.	Asset list and financial statements of the Target Company

4.	Valuation report of the Target Company

5.	Seal handover list of the Target Company

Signature Page

Transferor (Party A) (Seal):
Legal Representative / Authorized Representative (Signature):
Date: 10 December 2025

Transferee (Party B) (Seal / Signature):
Legal Representative / Authorized Representative (Signature):
Date: 10 December 2025

Target Company (Party C) (Seal):
Legal Representative (Signature):
Date: 10 December 2025